Exhibit 23.1
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            Consent of Independent Registered Public Accounting Firm
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We consent to the use of our report dated April 19, 2007, on the financial statements of Pop Starz Records, Inc. for the period from July 5, 2006 (inception) to December 31, 2006, included herein on the registration statement of Pop Starz Records, Inc. on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.

Berman & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
May 11, 2007